Exhibit 99.1

Carriage Services Appoints Kian Granmayeh as Chief Financial Officer
Houston, TX, March 6, 2023 – (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE:CSV)
Carriage Services, Inc. (“Carriage” “Carriage Services” or the “Company”), today announced the appointment of Kian Granmayeh as Executive Vice President, Chief Financial Officer and Treasurer, effective March 13, 2023. Prior to joining Carriage, Mr. Granmayeh served as Executive Vice President and Chief Financial Officer for Tellurian, Inc., a publicly traded company in the liquefied natural gas sector. He also served in various investor relations and finance related roles at Apache Corporation, as well as having served as a Vice President at Lazard Freres & Co. Mr. Granmayeh graduated from Columbia University with a B.A. in Neuroscience & Behavior and earned his M.B.A. from Rice University.

In connection with the appointment of Mr. Granmayeh, Mel Payne, Chairman and CEO of Carriage, issued the following statement:

“I am excited to announce the addition of Kian Granmayeh to the Carriage Team to serve as our Executive Vice President and Chief Financial Officer. Kian has an impressive background, ranging from investment banking to prior public company CFO experience. However, what has impressed me most as I have gotten to know Kian, is his intellectual capacity, thoughtful and strategic approach, inquisitive nature, and his desire to be a part of a dynamic and collaborative leadership team that has been purposefully built to drive future growth through a unique, people-driven culture, in alignment with our Third Guiding Principle, “Belief In The Power Of People Through Individual Initiative And Teamwork.”

Kian will serve as the fourth member, and final piece, of our Strategic Vision and Principles Group (“SVPG”), joining Carlos Quezada, Steve Metzger and me. One of the highest and best uses of my time will continue to be mentoring, coaching, growing, and developing these three key leaders who, together, represent my succession plan for the future executive leadership of our Company.”

Kian Granmayeh commented, “I am delighted to join Carriage and a high performing management team at an exciting time to continue driving performance and growth. I look forward to contributing to the success of Carriage and delivering value for the Company and its stakeholders.”

Mel Payne continued, “Following a successful left knee replacement surgery on January 16th, I had a stroke on February 4th. Since then, I have been working hard and making excellent progress towards returning soon to the office to be with my world class SVPG Team and the Senior Leadership of Carriage. In the meantime, I continue to collaborate closely with Carlos, Steve, and now Kian, to ensure we execute our High Performance and Credit Profile Restoration Plan commitments as we continue to position Carriage for long-term sustainable growth. This is an exciting time for Carriage and with the addition of Kian, our future has never been brighter and certainly the “Best Is Yet To Come.”

Exhibit 99.1
Cautionary Statement on Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company are based on assumptions that we believe are reasonable; however, many important factors, as identified and discussed under “Cautionary Note” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other public filings and press releases, could cause the Company’s results or expectations in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.

About Carriage Services
Carriage Services (NYSE: CSV) is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 170 funeral homes in 26 states and 30 cemeteries in 11 states.

For more information, please contact InvestorRelations@carriageservices.com